EXHIBIT 1

AGREEMENT

The persons below hereby agree that the Schedule 13G to which this agreement is attached as an exhibit, as well as all future amendments to such Schedule 13G, shall be filed on behalf of each of them. This agreement is intended to satisfy the requirements of Rule 13d-1(k)(1)(iii) under the Securities Exchange Act of 1934.

Date: August 11, 2021

FOURTH SAIL CAPITAL LP

By:	/s/ Thiago Doria
	Name:	Thiago Doria
	Title:	Authorized Person

/s/ *
ARIEL MERENSTEIN

FOURTH SAIL LONG SHORT LLC

By:	Fourth Sail Capital LP, its General Partner

By:	/s/ Thiago Doria
	Name:	Thiago Doria
	Title:	Authorized Person

FOURTH SAIL DISCOVERY LLC

By:	Fourth Sail Capital LP, its General Partner

By:	/s/ Thiago Doria
	Name:	Thiago Doria
	Title:	Authorized Person

*	/s/ Thiago Doria, as attorney-in-fact